Rule 10f-3 Transaction Form

Acquisition of Securities During Affiliated Underwritings

Participating Funds
U.S. Registered Funds (Name of Fund, Aladdin Ticker):
iShares Core U.S. Aggregate Bond ETF (ISHAGG) iShares 1-3 Year Credit Bond ETF (ISHCRED1-3) iShares iBonds Dec 2020 Term Corporate ETF (ISHIBDL) iShares Intermediate Credit Bond ETF (ISHICRED) iShares Intermediate Government/Credit Bond ETF (ISHIGOVCR)
BlackRock Allocation Target Shares: Series S Portfolio
(BATSS)
BlackRock Multi-Asset Income - Investment Grade Portfolio
(BR-INC-IG)
BlackRock Multi Asset Income - Screened Fixed Income
Portfolio (BR-INC-PFI)
BlackRock Managed Income - Short Duration Portfolio (BR-MI-
LO)
Global Allocation Fund (BR_GAF)
BlackRock Global Allocation Portfolio of BlackRock Series
Fund Inc. (BVA_GA)
BlackRock Global Allocation V.I. Fund (US) (BVA_GAVI)
AZL BlackRock Global Allocation Fund (trading sleeve)
(E_AZ-GA)
JNL/BlackRock Global Allocation Fund (trading sleeve)
(E_JN-GA)
MassMutual Select BlackRock Global Allocation Fund (Trading
Sleeve) (E_MM-GA)
GuideStone Funds Low Duration Bond Fund (GUIDE)
Advanced Series Trust - AST BlackRock Low Duration Bond
Portfolio (SMF_PRULO)
Transamerica BlackRock Global Allocation VP - Trading
Sleeve (SMF_TA-GA)


The Offering

Key Characteristics (Complete ALL Fields)

Date of
Offering
Commencement:
03-22-2017

Security Type:
BND/CORP


Issuer
The Goldman Sachs Group, Inc. (2020)

Selling
Underwriter
Goldman, Sachs & Co.,

Affiliated
Underwriter(s)
[x] PNC Capital Markets LLC
[ ] Other:

List of
Underwriter(s)
Goldman, Sachs & Co., ABN AMRO Securities
(USA) LLC, BB&T Capital Markets, a
division of BB&T Securities, LLC, BNY
Mellon Capital Markets, LLC, Capital One
Securities, Inc., ING Financial Markets
LLC, KeyBanc Capital Markets Inc., Lloyds
Securities Inc., Mizuho Securities USA
Inc., PNC Capital Markets LLC, Rabo
Securities USA, Inc., RBC Capital Markets,
LLC, RBS Securities Inc., Santander
Investment Securities Inc., Scotia Capital
(USA) Inc., SMBC Nikko Securities America,
Inc., SunTrust Robinson Humphrey, Inc., TD
Securities (USA) LLC, UniCredit Capital
Markets LLC, U.S. Bancorp Investments,
Inc., Academy Securities, Inc., Drexel
Hamilton, LLC, Mischler Financial Group,
Inc., The Williams Capital Group, L.P.



Transaction Details
Date of Purchase
03-22-2017


Purchase
Price/Share
(per share / %
of par)
$99.931

Total
Commission,
Spread or
Profit
0.250%


1.	Aggregate Principal Amount Purchased
(a+b)
$275,390,000

a. US Registered Funds
(Appendix attached with individual
Fund/Client purchase)
$174,695,000

b. Other BlackRock Clients
$100,695,000

2.	Aggregate Principal Amount of
Offering
$1,750,000,000

Fund Ratio
[Divide Sum of #1 by #2]
Must be less than 0.25

0.15736



Legal Requirements

Offering Type (check ONE)
The securities fall into one of the following transaction types (see Definitions):
[x] U.S. Registered Public Offering [Issuer must have 3 years of continuous operations]
[ ] Eligible Rule 144A Offering [Issuer must have 3 years of continuous operations]
[ ] Eligible Municipal Securities
[ ] Eligible Foreign Offering [Issuer must have 3 years of continuous operations]
[ ] Government Securities Offering [Issuer must have 3 years of continuous operations]

Timing and Price (check ONE or BOTH)
[x] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and
[ ] If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

Firm Commitment Offering (check ONE)
[x]  YES
[ ]  NO
The securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

No Benefit to Affiliated Underwriter (check ONE)
[x]  YES
[ ]  NO
No affiliated underwriter was a direct or indirect participant in, or benefited directly or indirectly from, the transaction.




Completed by:
Dipankar Banerjee
Date:
03-29-2017

Global Syndicate Team Member




Approved by:
Steven DeLaura
Date:
03-29-2017

Global Syndicate Team Member